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BROKER CONTACT:             MEDIA CONTACTS:
B.J. Mendenhall             Kevin Wilson                David Politis
Daw Technologies, Inc.      Politis Communications      Politis Communications
801-977-3100                801-523-3730 (wk)           801-523-3730 (wk)
bjmendenhall@dawtech.com    801-898-5520 (cell)         801-671-8091(cell)
                            kwilson@politis.com         dpolitis@politis.com

FOR IMMEDIATE RELEASE

               DAW TECHNOLOGIES NAMES NEW CHIEF EXECUTIVE OFFICER

SALT LAKE CITY - FEBRUARY 26, 2002 -- DAW TECHNOLOGIES, INC. (OTC: DAWK) today announced that it has named James (Jim) C. Collings, 47, as the company's new chief executive officer (CEO).

The company has been without a CEO since company founder Ronald W. Daw voluntarily left the company in early 2001 to become a Mission President for the Church of Jesus Christ of Latter-day Saints. Michael J. Shea will remain with the company as its president.

"We are excited to have Jim come on board as our new CEO," said Bob Chamberlain, chairman of the board for Daw Technologies. "We are confident that he will be able to lead the company forward in achieving long-term growth and diversifying its business. Jim's comprehensive experience as a managing director and partner of a private equity fund, and as a chief executive officer and chief financial officer of various businesses make him ideally suited for his role with Daw Technologies."

Collings brings to Daw Technologies more than 21 years of management experience. He is a former managing director and partner of Cornerstone Capital Group, LLC which has made significant investments in a number of prominent mid-size technology and manufacturing companies. During his tenure at Cornerstone, Collings served on several Boards of Directors and continues to serve as a director on the Board of PowerQuest Corporation. Prior to Cornerstone, Collings served for eight years as CFO for several management teams engaged in structuring and managing strategic corporate turnarounds.

He also worked as a Certified Public Accountant at Deloitte, Haskins & Sells and at Laventhol & Horwath. Collings received a master's degree in accounting from Brigham Young University and a bachelor's degree in accounting from the University of Utah.

"I'm excited to join Daw Technologies and I look forward to helping move the company forward in its business initiatives and goals," Collings said.

ABOUT DAW

Daw Technologies, Inc. provides advanced manufacturing environments for customers throughout the world, and specializes in the design, engineering and installation of cleanroom and mini-environment systems that meet stringent semiconductor and pharmaceutical manufacturing requirements. The company also provides contract manufacturing and specialized painting services on an OEM (original equipment manufacturer) basis for various customers. For further information, visit the company on the Internet at WWW.DAWTECH.COM or call 801-977-3100.

                                      # # #

THIS NEWS RELEASE CONTAINS FORWARD-LOOKING STATEMENTS THAT INVOLVE RISKS AND UNCERTAINTIES. ACTUAL RESULTS AND OUTCOMES MAY DIFFER MATERIALLY FROM THOSE DISCUSSED OR ANTICIPATED. FACTORS THAT MIGHT AFFECT ACTUAL OUTCOMES INCLUDE, BUT ARE NOT LIMITED TO, THE NATURE AND EXTENT OF THE RESPONSE OF THE COMPANY'S CUSTOMERS, VENDORS, LENDERS, AND SHAREHOLDERS, AND THE RESPONSE OF REGULATORY AUTHORITIES, TO THE CURRENT ACCOUNTING ISSUES RELATING TO THE COMPANY'S EUROPEAN OPERATIONS, THE POSSIBLE CANCELLATION OF EXISTING OR FUTURE CONTRACTS, POSSIBLE DECREASE IN DEMAND OF THE COMPANY'S PRODUCTS OR SERVICES, DECREASES IN CAPITAL SPENDING BY THE COMPANY'S CUSTOMERS, INCREASED COMPETITION IN THE CLEAN ROOM SEGMENT OF THE INDUSTRY, CUSTOMER REJECTION OF NEW PRODUCTS, A DECLINE IN DEMAND FOR PRODUCTS MANUFACTURED BY THE COMPANY'S CUSTOMERS, CHANGES IN MANAGEMENT, AND THE EFFECTS OF THE COMPANY'S EXISTING AND PLANNED DIVERSIFICATION EFFORTS. FOR A MORE DETAILED DISCUSSION OF THESE AND ASSOCIATED RISKS, SEE THE COMPANY'S MOST RECENT DOCUMENTS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION.


                                  EXHIBIT 99.1